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                                                                                              EXHIBIT 11
                                    NINE WEST GROUP INC. AND SUBSIDIARIES
                                      Computation of Earnings Per Share
                                     (In thousands except per share data)
                                                (Unaudited)

                                                                   13 Weeks Ended       26 Weeks Ended
                                                                 ------------------   ------------------
                                                                   Aug 2      Aug 3     Aug 2      Aug 3
                                                                    1997       1996      1997       1996
                                                                 -------    -------   -------    -------
COMPUTATION FOR CONDENSED CONSOLIDATED STATEMENTS OF INCOME
-----------------------------------------------------------
  PRIMARY EARNINGS PER SHARE
  --------------------------
   Net income..............................................      $28,926    $23,142   $46,417    $38,192
                                                                 =======    =======   =======    =======
   Shares:
     Weighted average number of common shares outstanding..       35,825     35,656    35,816     35,529
     Net effect of dilutive stock options based on the
      treasury stock method................................          542      1,267       683      1,226
                                                                 -------    -------   -------    -------
     Weighted average number of shares outstanding
      including common stock equivalents...................       36,367     36,923    36,499     36,755
                                                                 =======    =======   =======    =======
   Primary earnings per share..............................      $  0.80    $  0.63   $  1.27    $  1.04
                                                                 =======    =======   =======    =======

  FULLY DILUTED EARNINGS PER SHARE (1)
  ------------------------------------
   Reconciliation of net income to amount used for fully
    diluted computation in Condensed Consolidated
    Statements of Income:
   Net income per primary calculation above................      $28,926    $23,142   $46,417    $38,192
   Add:
     Interest on 5.5% convertible notes, net of tax effect.        1,670        702     3,339        702
                                                                 -------    -------   -------    -------
     Adjusted net income...................................      $30,596    $23,844   $49,756    $38,894
                                                                 =======    =======   =======    =======
   Reconciliation of weighted average common shares
    outstanding to amount used for fully diluted computation
    in Condensed Consolidated Statements of Income:
      Weighted average number of common shares outstanding.       35,825     35,656    35,816     35,529
      Weighted average shares issuable from assumed
       exercise of 5.5% convertible notes..................        3,056      1,310     3,056        655
      Net effect of dilutive stock options based on the
       treasury stock method...............................          594      1,352       682      1,757
                                                                 -------    -------   -------    -------
          Fully diluted shares outstanding.................       39,475     38,318    39,554     37,941
                                                                 =======    =======   =======    =======
   Fully diluted earnings per share........................      $  0.78    $  0.62   $  1.26    $  1.03
                                                                 =======    =======   =======    =======

(1) Fully diluted earnings per share reflect the impact of the convertible notes issued in June 1996.
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